UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 13, 2020

Merit Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMSI	NASDAQ Global Select Market System

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2020, Merit Medical Systems, Inc. (the "Company) entered into agreements with the United States Department of Justice (“DOJ”) and others to fully resolve the DOJ’s investigation of certain marketing and promotional practices of the Company. The Company denies the DOJ’s allegations, but has determined that avoiding protracted litigation and its associated costs will enable it to focus on its mission of being the most customer-focused company in healthcare. These agreements memorialize the agreement in principle that the Company previously disclosed in its press release on July 15, 2020 (a copy of the press release was also filed in a Form 8-K that same day).

Specifically, the Company entered into:

(i)	a Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1, effective October 13, 2020, with the DOJ, and on behalf of the Inspector General of the Department of Health and Human Services (the “OIG”), the Defense Health Agency (“DHA”), acting on behalf of the TRICARE Program, and the relator named therein; and

(ii)	a Corporate Integrity Agreement, a copy of which is attached hereto as Exhibit 10.2, effective October 13, 2020, with the DOJ and OIG.

The DOJ asserted that the Company provided benefits, allegedly in the form of patient referrals advertising assistance, practice development, practice support, and educational grants to induce healthcare providers to purchase and use the Company’s products in medical procedures performed on federal healthcare program beneficiaries, in violation of the Anti-Kickback Statute, 42 U.S.C. §1320a-7b(b), and caused the submission of false claims under the False Claims Act, 31 U.S.C. §3729 (as further described in the Settlement Agreement, the “Covered Conduct”). This settlement is neither an admission of fault or liability on the part of the Company nor a concession by the DOJ that its claims are unfounded.

Settlement Agreement

Under the terms of the Settlement Agreement, the Company will pay a total of $18,000,000 plus accrued interest from July 8, 2020 at a rate of 0.75% per annum (the “Settlement Payment”). The Settlement Payment consists of $15,210,000 (plus interest) paid to the United States no later than October 27, 2020, and $2,790,000 (plus interest) to be paid under the terms of separate agreements the Company will enter into with participating states to settle claims related to the Covered Conduct. The Company expects to make the portion of the Settlement Payment to the United States prior to its due date and the portion of the Settlement Payment to the states as those payments become due. Upon reaching an agreement in principle with the DOJ, the Company previously recorded a legal settlement expense of $18.2 million in the second quarter of 2020.

Conditioned upon payment of the Settlement Payment, and dismissal of certain actions against the government, the DOJ, OIG, DHA and the relator have agreed to release the Company and its subsidiaries from any civil or administrative monetary liability arising from the Covered Conduct; the DOJ and the relator have agreed to dismiss the civil action filed by the relator; and in consideration of the Company’s obligations under the Corporate Integrity Agreement (as described below), the OIG has agreed to waive its permissive exclusion authority and refrain from instituting any administrative action seeking to exclude the Company from participating in Medicare, Medicaid or other Federal health care programs as a result of the Covered Conduct.

Corporate Integrity Agreement

In connection with the resolution of the investigated matters, and in exchange for the OIG’s agreement not to exclude the Company from participating in federal health care programs, on October 13, 2020, the Company entered into a five-year Corporate Integrity Agreement with the OIG. The Corporate Integrity Agreement imposes compliance, monitoring, reporting, certification, oversight and training obligations on the Company, certain of which have previously been implemented. The Corporate Integrity Agreement requires, among other matters, that the Company (i) maintain a Compliance Officer, a Compliance Committee, board review and oversight of certain federal healthcare compliance matters, compliance programs, and disclosure programs; (ii) establish robust compliance policies and procedures to meet federal health care program and FDA requirements; (iii) provide management certifications and compliance training and education; (iv) engage an independent review organization to conduct a thorough review of the Company’s systems, policies, processes and procedures related to promotional materials, product evaluations, consulting agreements, trainings provided to healthcare professionals, sponsorships, grants and charitable contributions; (v) implement a risk assessment and internal review process; (vi) establish a disclosure program for whistleblowers; (vii) increase oversight of the interactions between its sales personnel and healthcare providers; and (viii) report or disclose certain events and physician payments.

The Company’s failure to comply with its obligations under the Corporate Integrity Agreement could result in monetary penalties and the Company being excluded from participating in federal health care programs.

The foregoing descriptions of the Settlement Agreement and the Corporate Integrity Agreement are qualified in their entirety by the full terms of the Settlement Agreement and the Corporate Integrity Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 regarding the Settlement Agreement and Settlement Payment is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On October 13, 2020, the Company issued a press release announcing that it had finalized a settlement with the DOJ to fully resolve the DOJ’s investigation of certain marketing and promotional practices.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit
10.1

Settlement Agreement, dated October 13, 2020, by and among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (“OIG-HHS”) of the Department of Health and Human Services (“HHS”), and the Defense Health Agency (“DHA”), acting on behalf of the TRICARE Program (collectively, the “United States”); the Company; and Charles J. Wolf, M.D. (“Relator”), through their authorized representatives.

10.2	Corporate Integrity Agreement, dated October 13, 2020, by and between the OIG-HHS and the Company.
99.1	Press Release, dated October 13, 2020, entitled “Merit Medical Finalizes Resolution with the Government.”
101	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and incorporated as Exhibit 101
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: October 16, 2020	By:	/s/ Brian G. Lloyd
Brian G. Lloyd
Chief Legal Officer and Corporate Secretary

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